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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of AT&T Corp. of our report dated March 9, 2000 relating to the consolidated financial statements, which appears in AT&T Corp.'s 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated March 9, 2000 relating to the consolidated financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

New York, New York
October 25, 2000